UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

ACASTI PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3009, boul. de la Concorde East Suite 102
Laval, Quebec		H7E 2B5
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 686-4555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 27, 2022, Acasti Pharma Inc. (the “Company”) received written notification from the Nasdaq Listing Qualifications Department ("Nasdaq") for failing to maintain a minimum bid price of $1.00 per common share for the last 30 consecutive business days, as required by Nasdaq Listing Rule 5550(a)(2) - bid price (the "Minimum Bid Price Rule").

The Nasdaq notification has no immediate effect on the listing of the Company’s common shares. Under Nasdaq Listing Rule 5810(c)(3)(A) - compliance period, the Company has 180 calendar days, or until January 23, 2023, to regain compliance. If at any time over this period the bid price of the Company’s common shares closes at $1.00 per share or more for at least a minimum of ten (10) consecutive business days, Nasdaq will provide written confirmation of compliance and the matter will be closed.

If the Company does not regain compliance within the initial 180-day period, but otherwise meets the continued listing requirements for market value of publicly-held shares and all other initial listing standards for the Nasdaq Listing Rule 5505 - Capital Market criteria, except for the Minimum Bid Price Rule, the Company may be eligible for an additional 180 calendar days to regain compliance. If the Company is not granted additional time, then its common shares will be subject to delisting, at which time the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

The Company intends to monitor the closing bid price of its common shares and, if necessary, evaluate all available options to resolve the deficiency and regain compliance with the Minimum Bid Price Rule.

Item 5.08 Shareholder Director Nominations

The Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) will be held on Wednesday, September 28, 2022. The record date for the 2022 Annual Meeting is August 24, 2022.

Since the date of the 2022 Annual Meeting differs by more than thirty days from the anniversary date of the Company's 2021 annual and special meeting of shareholders, the deadlines for shareholder proposals and shareholder director nominees set forth in the Company's 2021 annual meeting proxy statement no longer apply. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shareholders of the Company who wish to have a proposal or director nominee considered for inclusion in the Company's proxy materials for the 2022 Annual Meeting must ensure that such proposal or proposed nominee is received on or before the close of business on August 8, 2022.

Proposals and proposed nominees must be submitted in writing to the Company’s principal executive offices at 3009, boul. de la Concorde East, Suite 102, Laval, Quebec, Canada, H7E 2B5 and must comply with the requirements set forth in the rules and regulations of the Exchange Act and the Company's Advance Notice Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acasti Pharma Inc.

Date:	July 29, 2022	By:	/s/ Jan D'Alvise
Jan D'Alvise, Chief Executive Officer